Exhibit 10.1

FIRST AMENDMENT
TO THE BENEFICIAL MUTUAL SAVINGS BANK
MANAGEMENT INCENTIVE PLAN

WHEREAS, Beneficial Mutual Savings Bank (the “Bank”) maintains the Beneficial Mutual Savings Bank Management Incentive Plan (the “Plan”) to recognize and reward management for their collective and individual contributions to the Bank’s success; and

WHEREAS, the Plan focuses on performance measures that are critical to the Bank’s growth and profitability; and

WHEREAS, the Bank wishes to amend the Plan for the 2009 Plan Year.

NOW, THEREFORE, the Compensation Committee hereby amends the Plan effective January 1, 2009, as follows:

FIRST CHANGE

All references to 2008 in the Plan shall be replaced with 2009.

SECOND CHANGE

The Effective Date section of the Plan shall be deleted in its entirety and replaced with the following language:

“The Plan became effective on January 1, 2008 and covered the 2008 Performance Period.  The Plan has subsequently been amended to include the 2009 Performance Period.  The Plan is reviewed annually by the Bank’s Compensation Committee of the Board of Trustees to ensure proper alignment with the Bank’s business objectives.  Beneficial Mutual Savings Bank retains the right to amend, modify or discontinue the Plan at any time during the specified period.  The Plan will remain in effect until December 31, 2009.”